AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (“Amendment”) is effective as of May 1, 2019 between Pacific Life Insurance Company (“Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. (each, a “Fund” and collectively, “the “Funds”) and T. Rowe Price Investment Services, Inc. (“Underwriter”).

WITNESSTH:

WHEREAS, Company, T. Rowe Price Equity Series, Inc. and Underwriter entered into a Participation Agreement effective February 1, 2005, as amended (the “Agreement”), and that Agreement is being amended herein;

WHEREAS, any defined term(s) set forth in this Amendment shall have the same meaning as set forth in the Agreement; and

WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth.

NOW THEREFORE, Company, Funds and Underwriter hereby amend the Agreement in the following form:

1.     T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. are hereby added as parties to the Agreement and all references to “Fund” or “Funds” shall be deemed to include T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc., as appropriate.

2.     The notification address for Fund and Underwriter in Article XI is hereby deleted and replaced in its entirety as follows:

“If to Fund and/or Underwriter:

T. Rowe Price

4515 Painters Mill Road

Owings Mills, MD 21117

Attention: Legal Department”

3.     Schedule A is hereby amended and restated in its entirety in the form attached hereto.

4.     This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have agreed to the Amendment as of the date set forth above.

T. ROWE PRICE INVESTMENT SERVICES, INC.		PACIFIC LIFE INSURANCE COMPANY

By:	/s/ WILLIAM PRESLEY	By:	/s/ JOSE T. MISCOLTA
Name: William Presley		Name: Jose T. Miscolta
Title: Vice President		Title: Assistant Vice President

T. ROWE PRICE EQUITY SERIES, INC.		By:	/s/ BRANDON J. CAGE
Name: Brandon J. Cage
By:	/s/ DARRELL BRAMAN	Title: Assistant Secretary
Name: Darrell Braman
Title: Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	/s/ DARRELL BRAMAN
Name: Darrell Braman
Title: Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	/s/ DARRELL BRAMAN
Name: Darrell Braman
Title: Vice President

SCHEDULE A

Separate Accounts Utilizing the Funds

All Separate Accounts utilizing the Funds

Contract Funded by the Separate Account

All Contracts funded by the Separate Accounts